Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS

●	Second Quarter Net Sales and GAAP and Non-GAAP Net Income Per Diluted Share Exceed Guidance
●	Net Sales of $659.8 Million for the Second Quarter Compared to $605.2 Million Last Year
●	Net Income Per Diluted Share of $0.35 for the Second Quarter Compared to $0.74 Last Year
●	Non-GAAP Net Income Per Diluted Share of $0.40 for the Second Quarter Compared to $0.39 Last Year
●	Raises Guidance for Fiscal Year 2024
●	Announces New Multi-Year Outerwear License for the Champion Brand

New York, New York – September 7, 2023 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII), a global leader in fashion with expertise in design, sourcing, and manufacturing, today announced results for the second quarter of fiscal 2024, ended July 31, 2023.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “For the second quarter of fiscal 2024, we once again beat both our top and bottom line guidance and made progress on our strategic priorities. Our first half performance further validates G-III’s ability to successfully navigate what remains a dynamic environment. I am immensely proud of our team’s consistently strong execution.”

Mr. Goldfarb continued, “We are pleased to announce our newest license agreement with HanesBrands to produce an outerwear collection for the Champion brand. Champion is a well-recognized iconic American brand. Our collections will feature quality heritage pieces that complement and enhance Champion’s principles of self-expression. This license aligns with G-III's core competencies in outerwear and will fit seamlessly into our well-developed outerwear divisions.”

Mr. Goldfarb concluded, “G-III closed out a strong first half of our year, giving us confidence to once again raise our outlook. Our balance sheet provides us with financial flexibility to invest in our business and consider additional opportunities. Agility is at the heart of everything we do at G-III and I am confident that we will continue to evolve, regardless of external factors. We will continue to drive our business forward and expect to deliver strong results for our shareholders.”

Results of Operations

Net sales for the second quarter ended July 31, 2023 increased 9% to $659.8 million from $605.2 million in the prior year’s quarter. The Company reported net income for the second quarter of $16.4 million, or $0.35 per diluted share, compared to $36.3 million, or $0.74 per diluted share, in the prior year’s quarter.

Non-GAAP net income per diluted share was $0.40 for the second quarter of this year compared to $0.39 in the same period last year. Non-GAAP net income per diluted share excludes (i) non-cash imputed interest expense of $1.1 million in this quarter related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International compared to $1.7 million in the second quarter last year, (ii) expenses related to the Karl Lagerfeld transaction of $1.8 million in this year’s quarter that include incentive compensation and $5.7 million in last year’s second quarter that include incentive compensation, professional fees and amortization of inventory valuation adjustments and (iii) in the second quarter of last year, a $30.9 million gain in the fair value of the Company’s minority ownership in Karl Lagerfeld prior to the Company becoming the sole owner of the Karl Lagerfeld entities. The aggregate effect of these exclusions was equal to $0.05 per diluted share in the second quarter of this year and $(0.35) per diluted share in the second quarter of fiscal 2023.

Outlook

The Company today raised its guidance for the fiscal year ending January 31, 2024.

For fiscal 2024, the Company expects net sales of approximately $3.30 billion and net income between $145 million and $150 million, or between $3.05 and $3.15 per diluted share. This compares to net sales of $3.23 billion and a net loss of $(133.1) million, or $(2.79) per share, for fiscal 2023. Fiscal 2023 results included a $291.5 million non-cash goodwill impairment charge, net of tax.

The Company is anticipating non-GAAP net income for fiscal 2024 between $152 million and $157 million, or between $3.20 and $3.30 per diluted share. This compares to non-GAAP net income of $138.8 million, or $2.85 per diluted share, for fiscal 2023.

The Company is projecting full-year adjusted EBITDA for fiscal 2024 between $284 million and $289 million compared to adjusted EBITDA of $266.1 million in fiscal 2023.

For the third quarter of fiscal year 2024, the Company expects net sales of approximately $1.13 billion compared to $1.08 billion in the same period last year. The Company expects net income for the third quarter of fiscal 2024 between $94 million and $99 million or between $1.99 and $2.09 per diluted share. This compares to net income of $61.1 million, or $1.26 per diluted share, in last year’s third quarter. The third quarter of fiscal 2023 results included significant one-time demurrage charges of $26.7 million, or $0.40 per diluted share, related to logistics challenges within our distribution centers.

The Company is anticipating non-GAAP net income for third quarter of fiscal 2024 between $96 million and $101 million, or between $2.03 and $2.13 per diluted share. This compares to non-GAAP net income of $65.6 million, or $1.35 per diluted share, in last year’s third quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) to non-GAAP net income, GAAP net income (loss) per diluted share to non-GAAP net income per diluted share and GAAP net income (loss) to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by its global power brands: DKNY, Donna Karan, Karl Lagerfeld, Calvin Klein and Tommy Hilfiger. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York, Wilsons Leather and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Nautica, Halston, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's,  Dockers and Champion brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the impact from COVID-19, reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

	(Unaudited)

Net sales	$659,761	$605,244	$1,266,350	$1,294,001
Cost of goods sold	383,108	376,318	739,897	819,036
Gross profit	276,653	228,926	526,453	474,965

Selling, general and administrative expenses	239,207	191,012	467,168	376,420
Depreciation and amortization	5,959	6,656	12,535	12,751
Operating profit	31,487	31,258	46,750	85,794

Other income	192	30,325	1,165	27,618
Interest and financing charges, net	(9,492)	(12,550)	(21,642)	(24,753)
Income before income taxes	22,187	49,033	26,273	88,659

Income tax expense	5,951	12,968	6,896	21,968
Net income	16,236	36,065	19,377	66,691
Less: Loss attributable to noncontrolling interests	(202)	(254)	(297)	(262)
Net income attributable to G-III Apparel Group, Ltd.	$16,438	$36,319	$19,674	$66,953

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.36	$0.76	$0.43	$1.39
Diluted	$0.35	$0.74	$0.42	$1.36

Weighted average shares outstanding:
Basic	45,714	47,999	45,996	48,007
Diluted	46,570	49,019	46,992	49,061

Selected Balance Sheet Data (in thousands):	As of July 31,
	2023	2022

	(Unaudited)

Cash and cash equivalents	$197,735	$150,977
Working capital	978,673	996,024
Inventories	804,858	1,040,814
Total assets	2,662,053	3,082,354
Total debt	466,036	575,777
Operating lease liabilities	247,544	228,981
Total stockholders' equity	1,382,115	1,584,001

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended		Six Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$16,438	$36,319	$19,674	$66,953

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	(30,925)	—	(30,925)
Expenses related to Karl Lagerfeld acquisition	1,848	5,693	3,669	9,872
Non-cash imputed interest	1,086	1,740	2,903	3,411
Gain on lease terminations	—	(29)	—	(38)
Income tax impact of non-GAAP adjustments	(786)	6,220	(1,724)	4,380

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$18,586	$19,018	$24,522	$53,653

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in fiscal 2023 only, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023 only, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in both fiscal 2023 and 2024, non-cash imputed interest expense, and (iv) in fiscal 2023 only, gain on lease terminations. For fiscal 2024 and 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Six Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.35	$0.74	$0.42	$1.36

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	(0.63)	—	(0.63)
Expenses related to Karl Lagerfeld acquisition	0.04	0.12	0.08	0.20
Non-cash imputed interest	0.03	0.03	0.06	0.07
Gain on lease terminations	—	(0.00)	—	(0.00)
Income tax impact of non-GAAP adjustments	(0.02)	0.13	(0.04)	0.09

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.40	$0.39	$0.52	$1.09

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in fiscal 2023 only, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023 only, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in both fiscal 2023 and 2024, non-cash imputed interest expense, and (iv) in fiscal 2023 only, gain on lease terminations. For fiscal 2024 and 2023, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ended	Months Ended
	July 31, 2023	July 31, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

Net income (loss) attributable to G-III Apparel Group, Ltd.	$16,438	$36,319	$145,000 - 150,000	$(133,061)

Karl Lagerfeld investment gain	—	(30,925)	—	(27,071)
Expenses related to Karl Lagerfeld acquisition	1,848	5,693	6,098	13,895
Asset impairments and gain on lease terminations	—	(29)	—	349,686
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(17,900)
Depreciation and amortization	5,959	6,656	29,141	27,762
Interest and financing charges, net	9,492	12,550	47,899	56,602
Income tax expense	5,951	12,968	55,862	(3,788)

Adjusted EBITDA, as defined	$39,688	$43,232	$284,000 - 289,000	$266,125

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) in fiscal 2023 only, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) in both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld acquisition that included incentive compensation and, in fiscal 2023 only, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in fiscal 2023 only, asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (iv) in fiscal 2023 only, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income (loss), as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ended	Months Ended
	October 31, 2023	October 31, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

Net income (loss) attributable to G-III Apparel Group, Ltd.	$94,000 - 99,000	$61,103	$145,000 - 150,000	$(133,061)

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	—	(27,071)
Expenses related to Karl Lagerfeld acquisition	1,820	3,769	6,098	13,895
Non-cash imputed interest	682	1,750	3,798	6,947
Asset impairments and gain on lease terminations	—	250	—	349,686
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(17,900)
Income tax impact of non-GAAP adjustments	(502)	(1,289)	(2,896)	(53,737)
Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$96,000 - 101,000	$65,583	$152,000 - 157,000	$138,759

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) for fiscal 2023 only, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) for both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023 only, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) in both fiscal 2023 and 2024, non-cash imputed interest expense, (iv) in fiscal 2023 only, asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (v) in fiscal 2023 only, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ended	Months Ended
	October 31, 2023	October 31, 2022	January 31, 2024	January 31, 2023

	(Unaudited)

GAAP diluted net income (loss) attributable to G-III Apparel Group, Ltd. per common share	$1.99 - 2.09	$1.26	$3.05 - 3.15	$(2.79)
Adjustment from GAAP diluted shares to Non-GAAP diluted shares(1)	—	—	—	0.06

Excluded from non-GAAP:
Karl Lagerfeld investment gain	—	—	—	(0.56)
Expenses related to Karl Lagerfeld acquisition	0.04	0.07	0.13	0.29
Non-cash imputed interest	0.01	0.04	0.08	0.14
Asset impairments and gain on lease terminations	—	0.01	—	7.18
Bonus accrual expense reversed due to goodwill impairment charge	—	—	—	(0.37)
Income tax impact of non-GAAP adjustments	(0.01)	(0.03)	(0.06)	(1.10)
Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$2.03 - 2.13	$1.35	$3.20 - 3.30	$2.85

Non-GAAP diluted shares(1)	47,500	48,475	47,500	48,694

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording a GAAP net loss for fiscal year 2023, diluted shares were the same as basic shares for GAAP. When applying non-GAAP exclusions our results moved from a net loss to net income position.

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) for fiscal 2023 only, the gain in the fair value of the Company’s minority ownership in Karl Lagerfeld that it held prior to the Company becoming the sole owner of the Karl Lagerfeld entities, (ii) for both fiscal 2023 and 2024, expenses related to the Karl Lagerfeld transaction that include incentive compensation and, in fiscal 2023 only, professional fees, amortization of inventory valuation adjustments and foreign currency losses, (iii) for both fiscal 2023 and 2024, non-cash imputed interest expense, (iv) for fiscal 2023 only, asset impairments, including the goodwill write-down of $347.2 million, and gain on lease terminations and (v) for fiscal 2023 only, bonus accrual expense reversed due to the goodwill impairment recognized in that fiscal year. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period, except for the year ended January 31, 2023, where the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding the non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235

Company Media Contact:

Andrew Blecher

andrew.blecher@g-iii.com